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                                   $1,275,000,000

                         ERP OPERATING LIMITED PARTNERSHIP
                         (an Illinois limited partnership)

                                  Debt Securities

                                 PURCHASE AGREEMENT

                                                      September 23, 1998

J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York 10260

Ladies and Gentlemen:

          ERP Operating Limited Partnership, a limited partnership organized under the laws of the State of Illinois ("ERP"), proposes to issue and sell up to $1,275,000,000 aggregate principal amount of its senior debt securities (the "Securities"), from time to time, in one or more offerings on terms to be determined at the time of sale. The Securities will be issued under an indenture dated as of October 1, 1994 (the "Indenture") between ERP and The First National Bank of Chicago, as trustee (the "Trustee"). Each series of Securities may vary, as applicable, as to aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, redemption or repayment provisions, and any other variable terms which the Indenture contemplates may be set forth in the Securities as issued from time to time. As used herein, "you" and "your," unless the context otherwise require, shall mean the parties to whom this Agreement is addressed together with the other parties, if any, identified in the applicable Terms Agreement (as hereinafter defined) as additional co-managers with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.

          Whenever ERP determines to make an offering of Securities through you or through an underwriting syndicate managed by you, ERP will enter into an agreement (the "Terms Agreement") providing for the sale of such Securities (the "Underwritten Securities") to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the "Underwriters," which term shall include you whether acting alone in the sale of the Underwritten Securities or as a member of an underwriting syndicate and any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Underwritten Securities shall specify the initial principal amount of Underwritten Securities to be initially issued the ("Initial Underwritten Securities"), the names of the

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Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the principal amount of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, the names of such of you or such other Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters from ERP, the initial public offering price, if any, of the Initial Underwritten Securities, the time and place of delivery and payment, any delayed delivery arrangements and any other variable terms of the Initial Underwritten Securities (including, but not limited to, current ratings, designations, denominations, interest rates or formulas, interest payment dates, maturity dates and redemption or repayment provisions applicable to the Initial Underwritten Securities). In addition, each Terms Agreement shall specify whether ERP has agreed to grant to the Underwriters an option to purchase additional Underwritten Securities to cover over-allotments, if any, and the aggregate principal amount of Underwritten Securities subject to such option (the "Option Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of the Option Securities agreed to be purchased by the Underwriters as provided herein, if any. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunications between you and ERP. Each offering of Underwritten Securities through you or through an underwriting syndicate managed by you will be governed by this Agreement, as supplemented by the applicable Terms Agreement.

          ERP has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-45557) for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and ERP has filed such amendments thereto as may have been required prior to the execution of the applicable Terms Agreement. Such registration statement (as amended, if applicable) has been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations), and each prospectus supplement relating to the offering of Underwritten Securities pursuant to Rule 415 of the 1933 Act Regulations (the "Prospectus Supplement"), including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided, that if any revised prospectus shall be provided to you by ERP for use in connection with the offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration

                                      -2-

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Statement becomes effective (whether or not such revised prospectus is required to be filed by ERP pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to you for such use; provided, further, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

          ERP owns all of the issued and outstanding shares of preferred stock of Equity Residential Properties Management Corp., a Delaware corporation, Equity Residential Properties Management Corp. II, a Delaware corporation, and Equity Residential Properties Management Corp. III, a Delaware corporation (collectively, the "Management Corporations"). The term "subsidiaries," even used with respect to ERP, shall include (i) the Management Corporations, (ii) each consolidated subsidiary of ERP, (iii) any entity the operations of which are included in the consolidated financial statements for ERP for the most recent fiscal period included in the Prospectus and (iv) any subsidiary (other than ERP) of Equity Residential Properties Trust, a Maryland real estate investment trust and ERP's general partner ("EQR"), which owns an interest in any entity described in clause
(ii) above.

          Section 1.  REPRESENTATIONS AND WARRANTIES.

          (a) ERP represents and warrants to you, as of the date hereof, and to you and each other Underwriter named in the applicable Terms Agreement, as of the date thereof (in each case, a "Representation Date"), as follows:

               (i) The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act, 1933 Act Regulations and the 1939 Act and the rules and regulations thereunder (the "1939 Act Regulations"); the Registration Statement, at the time the Registration Statement became effective, did not, and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, as of the date

                                      -3-

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          hereof does not, and as of each Representation Date (unless the term
          "Prospectus" refers to a prospectus which has been provided to you by ERP for use in connection with an offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to you for such use) and Closing Time (as hereinafter defined) will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to ERP in writing by any Underwriter through you expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 under the 1939 Act (the "Statement of Eligibility") of the Trustee under the Indenture.


               (ii) Each preliminary prospectus, preliminary prospectus supplement and Prospectus Supplement filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied or will comply when so filed in all material respects with the 1933 Act and the 1933 Act Regulations thereunder.

               (iii) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of ERP, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of ERP, threatened by the Commission or by the state securities authority of any jurisdiction.

               (iv) ERP's independent public accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

               (v) The consolidated financial statements and related notes included in the Registration Statement and the Prospectus present fairly the financial position of ERP and its consolidated subsidiaries as at the dates indicated and the results of their operations specified, and

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          except as may otherwise be stated in the Registration Statement and
          Prospectus, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout such periods. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information and statistical data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus. The pro forma financial statements included in the Registration Statement and Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements and the assumptions used in the preparation thereof are, in the opinion of ERP, reasonable.

               (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated or contemplated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of ERP and its subsidiaries, considered as a single enterprise, whether or not arising in the ordinary course of business, (B) there have been no material transactions entered into by ERP or any of its subsidiaries, other than transactions in the ordinary course of business, which are material with respect to ERP and its subsidiaries considered as a single enterprise, (C) neither ERP nor any of its subsidiaries has incurred any material obligation or liability, direct, contingent or otherwise and (D) there has been no material change in the short-term debt or long-term debt of ERP.

               (vii) ERP and each of its subsidiaries has been duly formed, and is validly existing and in good standing as a partnership, limited liability company or corporation under the laws of its jurisdiction of organization, with partnership, limited liability company or corporation power and authority to carry on its business and to own or lease its properties as described in the Prospectus.

               (viii) ERP and each of its subsidiaries is duly qualified or registered as a foreign partnership, limited liability company or corporation in good standing and authorized to do business in each jurisdiction in which such qualification is required whether by the nature of its business or its ownership or leasing of property, except where the failure to so qualified would not have a material adverse

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          effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of ERP and its subsidiaries considered as a single enterprise.

               (ix) All of the issued and outstanding shares of capital stock, limited liability company interests and partnership interests, as the case may be, of each subsidiary have been validly issued and fully paid and are owned by ERP, EQR, another subsidiary, and/or certain affiliated entities as described in the Registration Statement, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. ERP owns no direct or indirect equity interest in any entity other than its subsidiaries, except for such interests as, in the aggregate, are not material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of ERP and its subsidiaries considered as a single enterprise.

               (x) Except for transactions described in the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or partnership or other equity interest in ERP or any subsidiary of ERP except for multifamily property acquisition agreements with respect to the sale or issuance of OP Units which are not material in amount.

               (xi) The capitalization of ERP is as set forth in the Prospectus and all of the outstanding partnership interests in ERP have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full; the partnership interests owned by EQR are owned in the percentage amount set forth in the Prospectus free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (xii) ERP has full partnership power and authority to enter into and to perform its obligations under the Indenture, this Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts (as defined in Section 2 hereof), if any, and this Agreement has been, and as of each Representation Date, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, will have been, duly authorized, executed and delivered by ERP, and each is or will be a valid and binding obligation of ERP, enforceable against ERP in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) rights of

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          acceleration and  the availability of equitable remedies may be limited by equitable principles of general applicability and (C) rights to indemnity and contribution hereunder may be limited by state or federal securities laws or the public policy underlying such laws.

               (xiii) The Indenture (A) has been duly and validly authorized, executed and delivered by ERP, and when executed and delivered by the Trustee, will constitute a valid and binding obligation of ERP, enforceable against ERP in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (B) conforms in all material respects to the description thereof in the Prospectus.

               (xiv) The Underwritten Securities (A) have been duly authorized by ERP and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture, against payment of the consideration therefor specified in the applicable Terms Agreement or any Delayed Delivery Contract (as defined in Section 2 hereof), the Underwritten Securities will constitute valid and legally binding obligations of ERP entitled to the benefits of the Indenture and enforceable against ERP in accordance with their terms, except as
          (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (13) conform in all material respects to the descriptions thereof in the Prospectus.

               (xv) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of ERP, threatened, against or affecting ERP or any of its subsidiaries which is required to be disclosed in the Prospectus (other than as disclosed therein) or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of ERP and its subsidiaries considered as a single enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, the applicable Terms Agreement or the Indenture or the transactions contemplated herein and therein; all pending legal or governmental proceedings to which ERP or any of its subsidiaries is a party or of which any of their properties or assets is the subject which

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          are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of ERP or any of its subsidiaries which would be required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been filed as exhibits to the Registration Statement.

               (xvi) None of ERP or any of its subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights to conduct the business now operated by it, other than those the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of ERP and its subsidiaries considered as a single enterprise.

               (xvii) No authorization, approval or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by ERP of the transactions contemplated by this Agreement, the applicable Terms Agreement or the Indenture, except such as may be required under the 1933 Act, the 1939 Act or the 1933 Act Regulations or state securities law.

               (xviii) Each of ERP and its subsidiaries has all consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals required for it to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement and the Prospectus, except to the extent that the failure to obtain or file would not nave a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of ERP and its subsidiaries, considered as a single enterprise, and none of ERP or any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of ERP and its subsidiaries, considered as a single enterprise.

               (xix) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are

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          filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of each Representation Date or during the period specified in Section 3(f), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (xx) Each of ERP and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and ERP has no reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of ERP and its subsidiaries, considered as a single enterprise, except as described in or contemplated by the Registration Statement and the Prospectus.

               (xxi) None of ERP or any of its subsidiaries is in violation of its partnership agreement, limited liability company agreement, charter documents or bylaws or in default in the performance of any material obligation, agreement or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them may be bound, or to which any of their properties or assets is subject, which default in performance would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of ERP and its subsidiaries, considered as a single enterprise; and the execution, delivery and performance of this Agreement, the applicable Terms Agreement or the Indenture and the consummation of the transactions contemplated herein and therein, including the issuance, sale and delivery of the Underwritten Securities, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of ERP or any of its subsidiaries, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which ERP or any of its subsidiaries is a party or by which it or any of them may be bound or

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          affected, or to which any of their properties or assets is subject, nor will such action result in any violation of the provisions of the partnership agreement or charter of bylaws of ERP or any of its subsidiaries, or any applicable law, regulation, ruling, order, judgment, administrative regulation or administrative or court decree.

               (xxii) ERP has not taken and will not take, directly or indirectly, any action prohibited by Rule 10b-6 under the 1934 Act.

               (xxiii)     The assets of ERP do not constitute "plan assets"
          under the Employee Retirement Income Security Act of 1974, as amended.

               (xxiv) Except as otherwise described in the Prospectus, each of ERP and its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of ERP and its subsidiaries, considered as a single enterprise, in each case free and clear of all liens, claims, encumbrances and defects except such as are described in general in the Prospectus or such as do not materially serially affect the value of such property and do not interfere with the use made and proposed to be made of such property by ERP or any of its subsidiaries; and any real property and buildings held under lease by ERP and any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by ERP or such subsidiaries, in each case except as described in or contemplated by the Registration Statement and the Prospectus.

               (xxv) Each of ERP and its subsidiaries has obtained title insurance on all of the properties owned by each of them in an amount at least equal to (A) the cost of acquisition of such property or (B) the cost of construction of such property, and in each case such title insurance is in full force and effect.

               (xxvi) The mortgages and deeds of trust encumbering the properties and assets described in general in the Prospectus are not convertible and none of ERP or any of its subsidiaries holds participating interests therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned by ERP or any of its subsidiaries.

               (xxvii) Each of the partnership agreements and limited liability company agreements to which any of ERP or its subsidiaries is a party has been duly authorized, executed and delivered by such party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability; and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the partnership agreement, charter, bylaws or other governing documents of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree.

               (xxviii) (a) Except as disclosed in the Prospectus, each of ERP and its subsidiaries has complied and is in compliance in all material respects with all Environmental Statutes (as hereinafter defined).

                        (b) None of ERP or any of its subsidiaries intends to use the properties or assets described in the Prospectus or any other real property for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for materials utilized in the ordinary course of business of the properties, provided such use would not, in the ordinary course of business, give rise to liability under any Environmental Statute.

                        (c) Except as disclosed in the Prospectus, none of ERP or any of its subsidiaries knows (after due inquiry) of any release, seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping ("Release") of Hazardous Materials (i) into waters on, under or adjacent to the properties described in the Prospectus or (ii) on any other real property owned or occupied by any such party, or
          (iii) onto lands from which Hazardous Materials are likely to seep, flow or drain into such waters, except for such Releases as would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of any of such properties.

                        (d) Except as disclosed in the Prospectus, none of ERP or any of its subsidiaries has received any notice of, or has any knowledge (after due inquiry) of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Statute or under common law, pertaining to Hazardous Materials on or originating from any properties or assets described in the Prospectus or any other real property owned or occupied by any such party or arising out of the conduct of any such party, except such occurrence or circumstance as would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, earnings, assets, business affairs or business prospects of any of such properties.

                        (e) Neither the properties described in the Prospectus nor any other land owned by ERP or any of its subsidiaries is included or, to ERP's knowledge (after due inquiry), proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "Problem" sites issued by the EPA and has not otherwise been publicly identified by the EPA as a potential CERCLA site or included or, to ERP's knowledge, proposed for inclusion on any list or inventory issued or maintained pursuant to any other Environmental Statute or issued or maintained by any other Governmental Authority (as hereinafter defined).

                        As used herein, "Hazardous Material" shall include without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, asbestos, medical waste or any hazardous material as defined by any Environmental Statute. As used herein, "Environmental Statute" shall include any federal, state or local environmental law, ordinance, rule or regulation including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 ET SEQ. ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801 ET SEQ., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 9601 ET SEQ., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 ET SEQ., the Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251 ET SEQ., the Safe Drinking Water Act, 42 U.S.C. Sections 300f - 300j-11, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651 ET SEQ., as any of the above statutes may be amended from time to time, and the state analogues to those statutes, and in the regulations adopted and publications promulgated pursuant to any of the foregoing or by any federal, state or local governmental authority having jurisdiction over the properties and assets described in the Prospectus (a "Governmental Authority").

               (xxix) Neither ERP nor any subsidiary is, or as a result of the transactions contemplated by the Prospectus would be, required to make any filing or to register under the Investment Company Act of 1940, as amended, or is or will become a "holding company" or a "subsidiary company" of a "registered holding company," as defined in the Public Utility Holding Company Act of 1930, as amended.

               (xxx) No labor dispute with the employees of ERP, or any of ERP's subsidiaries exists, or to the knowledge of ERP, is imminent.

          (b) Any certificate signed by any officer of ERP (or any officer of EQR) or of any subsidiary and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by ERP or such subsidiary to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

          Section 2.       PURCHASE AND SALE.

          (a) The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions set forth herein or in the applicable Terms Agreement.

          (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, ERP may grant, if so provided in the applicable Terms Agreement relating to the Initial Underwritten Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the aggregate principal amount of Option Securities set forth therein at the same price per Option Security as is applicable to the Initial Underwritten Securities. Such option, if granted, will expire 30 days or such lesser number of days as may be specified in the applicable Terms Agreement after the Representation Date relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by you to ERP setting forth the aggregate principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of payment and delivery (a "Date of Delivery") shall be determined by you, but shall not be later than seven full business days and not be earlier than two full business days after the exercise of said option, unless otherwise agreed upon by you and ERP. If the option is exercised as to all or nay portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total aggregate principal amount of Option Securities then being purchased which the aggregate principal amount of Initial Underwritten Securities each such Underwriter has agreed to purchase as set forth in the applicable Terms Agreement bears to the total aggregate principal amount of Initial Underwritten Securities, subject to such adjustments as you in your discretion shall make to eliminate any sales or purchases of fractional Underwritten Securities.

          (c) Payment of the purchase price for, and delivery of, the Underwritten Securities to be purchased by the Underwriters shall be made at the office of J.P. Morgan Securities Inc. ("J.P. Morgan"), at J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260, or at such other place as shall be agreed upon by you and ERP, at 10:00 A M., New York City time, on the fifth business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or at such other time as shall be agreed upon by you and ERP (each such time and date being referred to as a "Closing Time"). In addition, if any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities, shall be made at the above-mentioned offices of J.P. Morgan, or at such other place as shall be agreed upon by you and ERP on each Date of Delivery as specified in the notice from you to ERP. Unless otherwise specified in the applicable Terms Agreement, payment shall be made to ERP by certified or official bank check or checks in Federal or similar same-day funds payable to the order of ERP against delivery to you for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. The Underwritten Securities shall be in such authorized denominations and registered in such names as you may request in writing at least two business days prior to the applicable Closing Time or Date of Delivery, as the case may be. The Underwritten Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to the applicable Closing Time or Date of Delivery, as the case may be.

          If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from ERP pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit B hereto with such changes therein as ERP may approve. As compensation for arranging Delayed Delivery Contracts, ERP will pay to you at Closing Time, for the respective accounts of the Underwriters, a fee equal to that percentage of the principal amount of Underwritten Securities for which Delayed Delivery contracts are made at the applicable Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types described in the Prospectus. At the applicable Closing Time, ERP will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Underwritten Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by ERP as provided below, but not for an aggregate principal amount of Underwritten Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

          You shall submit to ERP, at least three business days prior to the applicable Closing Time, the names of any institutional investors with which it is proposed that ERP will enter into Delayed Delivery Contracts and the principal amount of Underwritten Securities to be purchased by each of them, and ERP will advise you, at least two business days prior to the applicable Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by ERP and the principal amount of Underwritten Securities to be covered by each such Delayed Delivery Contract.

          The principal amount of Underwritten Securities agreed to be purchased by the several Underwriters pursuant to the applicable Terms Agreement shall be reduced by the principal amount of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by you to ERP; provided, however, that the total principal amount of Underwritten Securities to be purchased by all Underwriters shall be the total amount of Underwritten Securities covered by the applicable Terms Agreement, less the principal amount of Underwritten Securities covered by Delayed Delivery contracts.

          Section 3.  COVENANTS.


          ERP covenants with you, and with each Underwriter participating in the offering of Underwritten Securities, as follows.

          (a) Immediately following the execution of the applicable Terms Agreement, ERP will prepare a Prospectus Supplement setting forth the principal amount of Underwritten Securities covered thereby and their terms not otherwise specified in the Prospectus or the Indenture pursuant to which the Underwritten Securities are being issued, the names of the Underwriters participating in the offering and the principal amount of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from ERP, the initial public offering price, if any, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and ERP deem appropriate in connection with the offering of the Underwritten Securities; and ERP will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the time period required by such Rule and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as you shall reasonably request. If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following execution of the applicable Terms Agreement, ERP will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), including all information so omitted.

          (b) ERP will notify you immediately, and confirm such notice in writing, of (i) the effectiveness of the Registration Statement and any amendment thereto, (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and ERP will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (c) At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, ERP will give you notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which ERP proposes for use by you in connection with the offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether pursuant to the 1933 Act, 1934 Act or otherwise, and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or preparation, as the case may be, and will not file or prepare any such amendment or supplement or other documents in a form to which you or counsel for the Underwriters shall reasonably object.

          (d) ERP will deliver to you as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as you reasonably request.

          (e) ERP will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

          (f) If at any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for ERP, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then ERP will promptly prepare and file with the Commission such amendment or supplement in form and substance reasonably satisfactory to counsel for the Underwriters, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

          (g) ERP will endeavor, in cooperation with the Underwriters, to qualify the Underwritten Securities for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as you may designate; provided, however, that ERP shall not be obligated to (i) qualify as a foreign limited partnership in any jurisdiction where it is not so qualified, (ii) file any general consent to service of process or (iii) take any action that would subject it to income taxation in any such jurisdiction. In each jurisdiction in which the Underwritten Securities have been so qualified, ERP will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities.

          (h) With respect to each sale of Underwritten Securities, ERP will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a 12-month period beginning not later than the first day of ERP's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

          (i) ERP, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

          (j) ERP will not, between the date of the applicable Terms Agreement and the termination of any trading restrictions or the applicable Closing Time, whichever is later, with respect to the Underwritten Securities covered thereby, without your prior written consent, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any debt securities of ERP with a maturity of more than one year (other than the Underwritten Securities which are to be sold pursuant to such Terms Agreement), except as may otherwise be provided in the applicable Terms Agreement.

          (k) ERP will take all reasonable action necessary to enable Standard & Poor's Corporation ("S&P") and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of any Underwritten Securities, if applicable.

          Section 4.  PAYMENT OF EXPENSES.

          ERP will pay all expenses incident to the performance of its obligations under this Agreement or the applicable Terms Agreement, including
(i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing and filing of this Agreement and the applicable Terms Agreement, (iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, (iv) the fees and disbursements of ERP's counsel and accountants, (v) the qualification of the Underwritten Securities under securities laws and real estate syndication laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Indenture, (viii) any fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities, (ix) the fees and expenses, if any, incurred with respect to the listing of the Underwritten Securities on any national securities exchange or quotation system, (x) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (xi) the fees and expenses of the Trustee, and (xi) the preparation, issuance and delivery to the Depository Trust Company for credit to your account of any global note registered in the name of Cede & Co., as nominee for the Depository Trust Company.

          If the applicable Terms Agreement is terminated by you in accordance with the provisions of Section 5 or Section 9(b)(i) or 9(b)(iv), ERP shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          Section 5.  CONDITIONS OF UNDERWRITERS' OBLIGATIONS.


          The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of ERP herein contained, to the accuracy of the statements of officers of ERP and EQR made in any certificate pursuant to the provisions hereof, to the performance by ERP of all of its covenants and other obligations hereunder, and to the following further conditions:

          (a) At the applicable Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) if ERP has elected to rely upon Rule 430A of the 1933 Act Regulations, the public offering price of the Underwritten Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to the applicable Closing Time, ERP shall have provided evidence satisfactory to you of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations, (iii) the rating assigned by any nationally recognized statistical rating organization to any long-term debt securities of ERP as of the date of the applicable Terms Agreement shall not have been lowered since such date nor shall any such rating organization have publicly announced that it has placed any long-term debt securities of ERP on what is commonly termed a "watch list" for possible downgrading, and (iv) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Underwritten Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

          (b)  At the applicable Closing Time, you shall have received:

               (1) The favorable opinion, dated as of the applicable Closing Time, of Rosenberg & Liebentritt, P.C., counsel for ERP, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

          (i) ERP has been duly formed and is validly existing and in good standing under the Illinois Revised Uniform Limited Partnership Act, and has the power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and, to counsel's knowledge, is duly qualified and in good standing and authorized to transact business in any jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing will not have a material adverse effect on ERP's condition, financial or otherwise, earnings, assets, business affairs or business prospects.

          (ii) Each of ERP's subsidiaries has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and, to counsel's knowledge, is duly qualified and in good standing and authorized to transact business in any jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing will not have a material adverse effect on such subsidiary's condition, financial or otherwise, earnings, assets, business affairs or business prospects; all of the issued and outstanding shares of capital stock, limited liability company interests and partnership interests of each subsidiary have been duly authorized and validly issued, are fully paid and, with respect to the shares of capital stock, limited liability company interests and partnership interests owned by ERP, to such counsel's knowledge, are owned, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (iii) The Indenture has been duly qualified under the 1939 Act and has been duly authorized, executed and delivered by ERP and (assuming due authorization, execution and delivery by the Trustee) constitutes the valid and binding obligation of ERP enforceable against ERP in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws affecting creditors' rights generally from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and except that a waiver of rights under any usury law may be unenforceable.

          (iv) The Underwritten Securities have been duly and validly authorized by all necessary action and, when executed, authenticated and delivered in accordance with the Indenture and against payment therefor specified in the applicable Terms Agreement or the Delayed Delivery Contracts, if any, will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of ERP enforceable against ERP in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws affecting creditors' rights generally from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and except that a waiver of rights under any usury law may be unenforceable.

          (v) Each of this Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, has been duly and validly authorized, executed and delivered by ERP, and ERP has the power and authority to perform its obligations hereunder and thereunder.

          (vi) The execution and delivery by ERP of, and the performance by ERP of its obligations under, this Agreement, the applicable Terms Agreement, the Indenture and the Underwritten Securities and the consummation of the transactions contemplated hereunder and thereunder will not contravene any provision of applicable law, administrative regulation or administrative or court decree, or the partnership agreement, limited liability company agreement or charter or bylaws of ERP or any subsidiary and will not, to such counsel's knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of ERP or any of its subsidiaries pursuant to any agreement or other instrument that is binding upon ERP or any subsidiary, or to which any of their properties or assets is subject.

          (vii) The Registration Statement is effective under the 1933 Act and, to such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

          (viii) The Underwritten Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

          (ix) No consent, approval, authorization, or order of, or qualification with, any governmental body or agency and no consent, approval, or authorization of any person other than ERP is required for the performance by ERP of its obligations under this Agreement, the applicable Terms Agreement, the Indenture or the Underwritten Securities, except such as may be required under the 1933 Act, the 1939 Act, and the securities or Blue Sky laws of various states in connection with the offer and sale of the Underwritten Securities.

          (x) There are no (A) legal or governmental proceedings pending or, to the knowledge of such counsel, threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which ERP or any of its subsidiaries is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material or (B) to counsel's knowledge, statutes, regulations, contracts, indentures, mortgages, loan agreements, notes, leases, instruments or other documents that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (xi) None of ERP, EQR or any of their subsidiaries is required to be registered under the 1940 Act.

          (xii) The information (A) in the Prospectus and applicable Prospectus Supplement under the headings "Description of Debt Securities," and "Underwriting" and (B) in ERP's most recent report on Form 10-K or Form 10-Q, as the case may be, under the caption "Legal Proceedings" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

          (xiii) The Registration Statement and Prospectus (except for financial statements and schedules included therein, or the Statement of Eligibility, as to which such counsel need not express any opinion), excluding the documents incorporated by reference therein, as of their respective effective or issue dates comply as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act, the 1939 Act and the 1933 Act Regulations.

          (xiv) To their knowledge, ERP and each of its subsidiaries has consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local, and other governmental authorities, all self-regulatory organizations, and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement and the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of ERP and its subsidiaries considered as a single enterprise.

          (xv) To their knowledge, except as described in the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of capital stock of or other equity interest in ERP or any subsidiary of ERP except for multifamily property acquisition agreements with respect to the sale or issuance of OP Units which are not material in amount.

          (xvi) Each document filed pursuant to the 1934 Act (other than the financial statements, schedules and other financial and statistical data, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

               (2) The favorable opinion, dated as of the applicable Closing Time of Hogan & Hartson L.L.P., counsel for the Underwriters, substantially to the effect specified in subparagraphs (i) first clause only,
(iii) excluding the first clause, (iv), (v) first clause only, (vii),
(xii)(A) and (xiii) of Section 5(b)(1), and to the effect that ERP will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation whether or not treated as a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code of 1986, as amended.

               (3)    In rendering their opinions required by subsections
(b)(1) and (b)(2), respectively, of this Section 5, Rosenberg & Liebentritt, P.C. and Hogan & Hartson, L.L.P. shall each additionally state (which shall not constitute an opinion) that no facts have come to the attention of such counsel which cause them to believe that the Registration Statement or any amendment thereto (except for financial statements and supporting schedules and other financial and statistical information and data included therein or omitted therefrom, or the Statement of Eligibility, as to which such counsel need not express any view), as of the time it became effective under the 1933 Act or at the time an Annual Report on Form 10-K was filed by ERP with the Commission (whichever is later), or at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto (except as aforesaid) as of the date of the applicable Terms Agreement or at the applicable Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In giving their opinions required by this Section 5(b), such counsel, (A) may rely as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for ERP, (B) may rely as to the qualification and good standing of each of ERP or any of its subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Underwriters, and (C) may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments and supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          (c) At the applicable Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of ERP and its subsidiaries considered as a single enterprise, whether or not arising in the ordinary course of business; and you shall have received a certificate of the Chief Executive Officer, the President or the chief financial or chief accounting officer of the general partner of ERP, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date and (iii) ERP has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time. As used in this SECTION 5(c), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

          (d) At the time of execution of the applicable Terms Agreement, you shall have received from ERP's independent public accountants a letter dated such date, in form and substance satisfactory to you, to the effect that (i) they are independent accountants with respect to ERP and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations;
(ii) it is their opinion that the consolidated financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions therein comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, and except as otherwise set forth in such letter, nothing has come to their attention which causes them to believe that at a specified date not more than five days prior to the date of the applicable Terms Agreement, there has been any change in the partners' capital of ERP or in the consolidated long-term debt of ERP or any decrease in the net assets of ERP, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated statement of operations included or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than five days prior to the date of the applicable Terms Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, or decrease in net income or net income per weighted average OP Units outstanding of ERP, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with relevant accounting, financial and other records of ERP and its subsidiaries identified in such letter.

          (e) At the applicable Closing Time, you shall have received from ERP's independent public accountants a letter dated as of the applicable Closing Time to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the "specified date" referred to shall be a date not more than five days prior to the applicable Closing Time and, if ERP has elected to rely on Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures as specified in clause (iv) of subsection (d) of this Section with respect to certain amounts, percentages and financial information specified by you and deemed to be part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iv).

          (f) At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by ERP in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.

          (g) If the Underwriters exercise their option provided in a Terms Agreement as set forth in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of ERP contained herein and the statements in any certificates furnished by ERP hereunder shall be true and correct as of each Date of Delivery, and you shall have received:

               (1) A certificate, dated such Date of Delivery, of the Chief Executive Officer, the President or the chief financial or chief accounting officer of the general partner of ERP, in their capacities as such, confirming that the certificate delivered at Closing Time pursuant to
Section 5(c) hereof remains true and correct as of such Date of Delivery.

               (2) The favorable opinion of Rosenberg & Liebentritt, P.C., counsel for ERP, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinions required by
Section 5(b)(1) the belief required by Section 5(b)(3) hereof.

               (3) The favorable opinion of Hogan & Hartson, L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by
Section 5(b)(2) and the belief required by Section 5(b)(3) hereof.

               (4) A letter from the ERP's independent public accountants, in form and substance satisfactory to you and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to you pursuant to Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(g)(4) shall be a date not more than five days prior to such Date of Delivery.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to ERP at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

          Section 6.  INDEMNIFICATION.

          (a) ERP hereby agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act, and any director, officer, employee or affiliate thereof, as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission, or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they never made, not misleading; provided, however, that ERP shall not be required under this subsection (i) to indemnify the Underwriter with respect to any loss, liability, claim, damage or expense to the extent such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to ERP by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) and the Prospectus (or any amendment or supplement thereto).

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or of any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under subsection (i) above, if such settlement is effected with the written consent of ERP; and

               (iii) against any and all expense whatsoever (including, without limitation, the fees and other charges of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under subsection
          (i) above, to the extent that any such expense is not paid under
          (i) or (ii) above.

          (b) Each Underwriter severally agrees to indemnify and hold harmless ERP, and each person, if any, who controls ERP within the meaning of
Section 15 of the 1933 Act, and any director, officer, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to ERP by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) and the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement to the extent such indemnifying party was not materially prejudiced by such failure or otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that the named parties to any such action (including any impleaded parties) include both such indemnified parties and an indemnifying party, and such indemnified parties reasonably believe that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          Section 7.  CONTRIBUTION.

          In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, ERP and the Underwriters with respect to the offering of the Underwritten Securities shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by ERP and one or more of the Underwriters in respect of such offering, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the applicable Prospectus Supplement in respect of such offering bears to the initial public offering price appearing thereon and ERP is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this
Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities purchased by it pursuant to the applicable Terms Agreement and distributed to the public exceeds the amount of any damages such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director and each officer of ERP or EQR who signed the Registration Statement, and each person, if any, who controls ERP within the meaning of Section 15 of the 1933 Act and each director, officer, employee or affiliate thereof shall have the same rights to contribution as ERP.

          Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

          All representations, warranties and agreements included in this Agreement or the applicable Terms Agreement, or included in certificates of officers of ERP or EQR submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement or the applicable Terms Agreement or investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of ERP, and shall survive delivery of and payment for the Underwritten Securities until the obligations relating to all Underwritten Securities have been fully satisfied in accordance with their terms.

          Section 9.  TERMINATION OF AGREEMENT.

          (a) This Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by ERP or by you upon the giving of 30 days' written notice of such termination to the other party hereto.

          (b) You may also terminate the applicable Terms Agreement, by notice to ERP, at any time at or prior to the applicable Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of ERP and its subsidiaries considered as a single enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or other calamity or crisis or escalation of any existing hostilities, the effect of which is such as to make it, in your judgment, impracticable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities, or (iii) if trading in any of the securities of ERP or EQR has been suspended by the Commission on any exchange or any over-the-counter market, or if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by Federal,

Illinois or New York authorities, or (iv) if the rating assigned by any nationally recognized statistical rating organization to any long-term debt securities of ERP as of the date of the applicable Terms Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any long-term debt securities of ERP on what is commonly termed a "watch list" for possible downgrading. As used in this Section 9(b), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

          (c) In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from ERP pursuant to the applicable Terms Agreement and
(y) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Section G and 7 hereof, and the provisions of Sections 8 and 13 hereof shall remain in effect.

          Section 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

          If one or more of the Underwriters shall fail at the applicable Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you shall not have completed such arrangements within such 24-hour period, then:

          (a) If the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Underwritten Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) If the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Underwritten Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

          In the event of any such default which does not result in a termination of the applicable Terms Agreement, either you or ERP shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

          Section 11. NOTICES.

          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260, attention: John Perkins; notices to ERP shall be directed to it at Two North Riverside Plaza, Chicago, Illinois 60606, attention of Douglas Crocker II, with a copy to Ruth Pinkham Haring, Esq., Rosenberg & Liebentritt, P.C., Two North Riverside Plaza, Suite 1600, Chicago, Illinois 60606.

          Section 12. PARTIES.

          This Agreement and the applicable Terms Agreement shall inure to the benefit of and be binding upon you and ERP and any Underwriter who becomes a party to such Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or the applicable Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or such Terms Agreement or any provision herein or therein contained. This Agreement and the applicable Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.'

          Section 13. GOVERNING LAW AND TIME.

          This Agreement and the applicable Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

          Section 14. COUNTERPARTS.

          This Agreement and the applicable Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts, will become a binding agreement between you and ERP in accordance with its terms.


                                       Very truly yours,

                                       ERP OPERATING LIMITED PARTNERSHIP

                                       By:  Equity Residential Properties Trust,
                                            General Partner

                                            By: /s/ David J. Neithercut
                                                --------------------------
                                                Name: DAVID J. NEITHERCUT
                                                Title: EXECUTIVE VICE-PRESIDENT
                                                       CHIEF FINANCIAL OFFICER

CONFIRMED AND ACCEPTED,
  as of the date first above written:

J.P. MORGAN SECURITIES INC.

By: /s/ Geoffrey Fitzgerald
    ------------------------------
    Name:  Geoffrey Fitzgerald
    Title: Vice President

                                                                      Exhibit A


                         ERP OPERATING LIMITED PARTNERSHIP
                         (an Illinois limited partnership)

                               [Title of Securities]

                                  TERMS AGREEMENT

                                                     Dated: __________ __, 1994

To:   ERP Operating Limited Partnership
      Two North Riverside Plaza
      Chicago, Illinois 60606

Attention:

Ladies and Gentlemen:

           We (the "Representative") understand that ERP Operating Limited Partnership, an Illinois limited partnership ("ERP"), proposes to issue and sell $__________ aggregate principal amount of its [Title of Debt Securities] (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective amounts of Underwritten Securities set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Underwriting Agreement referred to below) to the extent any are purchased, at the purchase price set forth below.

                                PRINCIPAL AMOUNT OF
               UNDERWRITER    UNDERWRITTEN SECURITIES
               -----------    -----------------------


                                 ------------
               Total           $
                                 ------------
                                 ------------

             The Underwritten Securities shall have the following terms:

Title of Securities:
Currency:
Principal amount to be issued:
Current ratings: Moody's Investors Service, Inc. ________; Standard & Poor's Corporation _____________________
Interest rate or formula:
Interest payment dates:
Stated maturity date:
Redemption or repayment provisions:
Number of Option Securities, if any, that may be purchased by the Underwriters:
Delayed Delivery Contracts: [authorized] [not authorized]
               [Date of Delivery:
               Minimum contract:
               Maximum aggregate principal amount:
               Fee: ___%]
[Initial public offering price: ___%, plus accrued interest, if any, or amortized original issue discount, if any, from 19__.]
Purchase price: ___%, plus accrued interest, if any, or amortized original issue discount, if any, from _____________, 19__ (payable in [same] [next] day funds). Other terms:
Closing date and location:

          All the provisions contained in the document attached as Annex A hereto entitled "ERP Operating Limited Partnership--Senior Debt Securities--Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

          Please accept this offer no later than _________ o'clock P.M. (New York City time) on _____________ by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                   Very truly yours,

                                   J.P. MORGAN SECURITIES INC.

                                   By:
                                      ------------------------------
                                   Acting on behalf of itself and the other
                                   named Underwriters.

Accepted:

ERP OPERATING LIMITED PARTNERSHIP

By:            Equity Residential Properties Trust,
               General Partner

               By:
                  --------------------------------
                    Name:
                    Title:

                                                                      Exhibit B

                         ERP OPERATING LIMITED PARTNERSHIP
                         (an Illinois limited partnership)

                               [Title of Securities]

                             DELAYED DELIVERY CONTRACT


                                                         _____________ __, 1994

ERP Operating Limited Partnership
Two North Riverside Plaza
Chicago, Illinois 60606

Attention:

Ladies and Gentlemen:

          The undersigned hereby agrees to purchase from ERP Operating Limited Partnership ("ERP"), and ERP agrees to sell to the undersigned on _________, 19__ (the "Delivery Date"),________ principal amount of ERP's [insert title of security] (the "Securities"), offered by ERP's Prospectus dated ________, 19_, as supplemented by its Prospectus Supplement dated ___________, 19__, receipt of which is hereby acknowledged, at a purchase price of [____ % of the principal amount thereof, plus accrued interest from ________, 19_,] to the Delivery Date, and on the further terms and conditions set forth in this contract.

          Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to ERP or its order by [certified or official bank check in New York Clearing House] [same day] funds at the office of ____________________________________, on the Delivery
Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to ERP not less than five full business days prior to the Delivery Date.

          The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) ERP, on or before ___________, 19__, shall have sold to the Underwriters of the Securities (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated ______________, 19__ between ERP and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

          Promptly after completion of the sale to the Underwriters, ERP will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinions of counsel for ERP delivered to the Underwriters in connection therewith.

          By the execution hereof, the undersigned represents and warrants to ERP that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by ERP and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

          This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

          It is understood that ERP will not accept Delayed Delivery
Contracts for an aggregate principal amount of Securities in excess of
$         and that the acceptance of any Delayed Delivery Contract is in ERP's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to ERP, it is requested that ERP sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between ERP and the undersigned when such copy is so mailed or delivered.

          This Agreement shall be governed by the laws of the State of New
York.

                                   Yours very truly,

                                   -----------------------------------
                                            (Name of Purchaser)

                                   By:
                                      --------------------------------
                                             (Title)

                                   -----------------------------------
                                   -----------------------------------
                                             (Address)

Accepted as of the date first above written.

ERP OPERATING LIMITED PARTNERSHIP

By: Equity Residential Properties Trust,
    General Partner

By:
    -----------------------------------
    Name:
    Title:



                   PURCHASER--PLEASE COMPLETE AT TIME OF SIGNING

          The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)

                                         TELEPHONE NO.
               NAME                  (INCLUDING AREA CODE)
               ----                   -------------------

                                       -3-